SEMPRA ENERGY

                  2003 EXECUTIVE INCENTIVE PLAN



I.	PURPOSE

	The purpose of the 2003 Sempra Energy Executive Incentive Plan (the "Plan") is to attract and retain highly qualified individuals;
to obtain from each the best possible performance; to establish a performance goal based on objective criteria; and to include in such individual's compensation package an incentive component that is tied directly to the achievement of those objectives. Such component is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), so as to be fully deductible by Sempra Energy and its subsidiary companies (collectively, the "Company").

II.	EFFECTIVE DATE; TERM

	The Plan is effective as of January 1, 2003, subject to approval by the affirmative vote of a majority of shares of Sempra Energy common stock voting at Sempra Energy's 2003 annual meeting of stockholders, and shall remain in effect until such time as it shall be terminated by the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board of Directors") of Sempra Energy or any successor thereto.

III.	ELIGIBILITY AND PARTICIPATION

	Eligibility to participate in the Plan is limited to officers or employees of the Company who are or may be "covered employees" within the meaning of Section 162(m) of the Code. Participants in the Plan ("Participants") shall be selected from time to time with respect to each performance period by the Compensation Committee from those eligible to participate in the Plan, which Participants shall be designated in writing.

IV.	BUSINESS CRITERIA

	The Plan's performance goal shall be based upon the Company's Operating Income for any performance period as shown on the Company's audited statement of consolidated income ("Operating Income"). No award shall be paid with respect to any performance period unless there is positive Operating Income for such period.

V.	PERFORMANCE GOAL

	The Plan's performance goal shall be based on the Company's Operating Income. For any performance period, the incentive compensation pool (the "Incentive Pool") which shall be subject to be awarded to Participants under the Plan shall be 1.5% of the Company's Operating Income for the performance period, or such lesser percentage of the Company's Operating Income that shall be determined by the Compensation Committee.

	Subject to the foregoing and to the limitations set forth in
Section VI, no awards shall be paid to Participants unless and until the Compensation Committee makes a certification in writing with respect to the attainment of the performance goal and the determination of the Incentive Pool as required by Section 162(m) of the Code.

VI.	DETERMINATION OF INCENTIVE POOL AND AWARDS

	The Compensation Committee may grant an award to a Participant which shall be payable if there is positive Operating Income. The maximum award payable to the Company's Chief Executive Officer for a performance period, shall be 30% of the Incentive Pool for such period and the maximum award payable to any other individual Participants shall be 17.5% of the Incentive Pool for such period.
The maximum total awards payable to all Participants for any performance period shall be 1.5% of the Company's Operating Income for such period.

	The Compensation Committee shall have authority to exercise discretion in determining the amount of the Incentive Pool and the amount of the targeted award granted to each Participant at the beginning of a performance period, provided that the Incentive Pool and each targeted award shall not exceed the foregoing maximum limits. The Compensation Committee shall determine the amount of the Incentive Pool and the targeted awards for any performance period no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period) and while the performance relating to the performance goal remains substantially uncertain within the meaning of Section 162(m) of the Code.

	The Compensation Committee shall have authority to exercise discretion to reduce the amount of the Incentive Pool and of any targeted award which shall be payable to any Participant at the end of each performance period, subject to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Compensation Committee. The Compensation Committee may at any time establish (and once established, rescind, waive or amend) additional conditions and terms of payment of awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it deems desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. In determining the amount of any award to be granted or to be paid to any Participant, the Compensation Committee shall give consideration to the contribution which may be or has been made by the Participant to achievement of the Company's established objectives and such other matters as it shall deem relevant.
However, the Compensation Committee shall have no authority to increase the amount of the Incentive Pool or the targeted award granted to any Participant after the latest date permitted by Section 162(m) of the Code or to pay an award under the Plan if the performance goal has not been satisfied.

	The payment of an award to a Participant with respect to a performance period shall be conditioned upon the Participant's employment by the Company on the last day of the performance period; provided, however, that in the discretion of the Compensation Committee, awards may be paid to Participants who have died or have become disabled or whose employment with the Company has been terminated without cause prior to the last day of the performance period, subject to all other terms and conditions of the Plan.

VII.	FORM OF AWARDS

	All awards shall be determined by the Compensation Committee and shall be paid in cash or in Common Stock of the Company or in a combination of cash and Common Stock, as determined by the Committee in its discretion. Before the beginning of each performance period, each Participant may elect that all or part of the Participant's award for that period will be deferred and distributed at a later date under The Sempra Energy Deferred Compensation and Excess Savings Plan subject to the terms of the such plan or under any other plan designated by the Committee that provides for the deferral of compensation by Participants. Any shares of Common Stock paid to Participants under the Plan shall be paid pursuant to the Company's 1998 Long Term Incentive Plan or any other plan designated by the Compensation Committee that provides for the award of Common Stock to Participants.

VIII.	PAYMENT OF AWARDS

	Awards may be paid at any time following the end of the performance period; provided, however, that no awards shall be paid unless and until the Compensation Committee certifies, in writing, that the amounts payable with respect to each award, and all awards in the aggregate, does not exceed the amount of the Incentive Pool and that the amount payable to each Participant does not exceed the amount of the maximum targeted award permitted by the Plan or the amount of targeted award granted to the Participant at the beginning of the performance period.

IX.	SPECIAL AWARDS AND OTHER PLANS

	Nothing contained in the Plan shall prohibit the Company from granting awards or authorizing other compensation to any person under any other plan or authority or limit the authority of the Company to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to employees (including those employees who are eligible to participate in the Plan).

X.	STOCKHOLDER APPROVAL

	No awards shall be paid under the Plan unless and until Sempra Energy's stockholders shall have approved the Plan and the performance goal as required by Section 162(m) of the Code.

XI.	ADMINISTRATION, AMENDMENT AND INTERPRETATION OF THE PLAN

	The Compensation Committee shall administer the Plan. The Compensation Committee shall consist solely of two or more members of the board of directors who shall qualify as "outside directors" under
Section 162(m) of the Code. The Compensation Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan.

	The Board of Directors shall have the right to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of awards either temporarily or permanently; provided, however, that no amendment of the Plan that changes the maximum amount of the Incentive Pool or the maximum percentage of the Incentive Pool that may be payable to any Participant, as set forth in Section VI, or materially amends the definition of Operating Income as used in Section VI, shall be effective before approval by the affirmative vote of a majority of shares voting at a meeting of the Company's stockholders.

	Any decision made, or action taken, by the Compensation
Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

XII.	RIGHTS OF PLAN PARTICIPANTS

	Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

	No individual to whom an award has been made or any other party shall have any interest in the cash or any other asset of the Company prior to such amount being paid.

	No right or interest of any Participant shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

XIII.	MISCELLANEOUS

	The Company shall deduct all federal, state and local taxes required by law or Company policy from any award paid hereunder.

	In no event shall the Company be obligated to pay to any Participant an award for any period by reason of the Company's payment of an award to such Participant in any other period, or by reason of the Company's payment of an award to any other Participant or Participants in such period or in any other period. Nothing contained in this Plan shall confer upon any person any claim or right to any payments hereunder. Such payments shall be made at the sole discretion of the Compensation Committee.

	The Plan shall be unfunded. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan. Any accounts under the Plan are for bookkeeping purposes only and do not represent a claim against the specific assets of the Company.

	It is the intent of the Company that the Plan and awards made hereunder shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as performance-based compensation within the meaning of Section 162(m) of the Code. Any provision, application or interpretation of the Plan that is inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded.

	Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

	The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without regard to principles of conflicts of law).